Exhibit 10.7

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made, effective as of the [            ] day of [                    ], 200[    ] (the “Date of Grant”), between Cypress Sharpridge Investments, Inc., a Maryland corporation (hereinafter called the “Company”), and [                    ] (hereinafter called the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the 2006 Stock Incentive Plan for Cypress Sharpridge Investments, Inc. (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement; capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein to Cypress Sharpridge Advisors LLC (the “Manager”) or, at the designation of the Manager, to any other Person affiliated with the Manager who has performed or is expected to perform services to the Company (or any entity controlled by such Person) pursuant to the Plan and the terms set forth herein; and

WHEREAS, the Participant has been designated by the Manager to receive the restricted stock award provided for herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of the Restricted Shares. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a restricted stock award (the “Restricted Stock Award”) consisting of [            ] Shares (hereinafter called the “Restricted Shares”). The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

2. Vesting.

(a) Subject to the Manager’s continued service with the Company and its Affiliates, the Restricted Shares shall vest and become nonforfeitable with respect to one-third of the Shares initially granted hereunder on each of the first, second and third anniversaries of the Date of Grant. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

(b) If the Manager’s service with the Company and its Affiliates terminates or is terminated for any reason, the Restricted Shares shall, to the extent not then vested, be forfeited by the Participant without consideration; provided that in the event the Manager’s service with the Company and its Affiliates is terminated by the

(c) Company other than for Cause (as defined in the Management Agreement), including non-renewal of the Management Agreement by the Company, or by the Manager pursuant to Section 15 of the Management Agreement, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

(d) Notwithstanding any other provision of this Agreement to the contrary, in the event a Change in Control occurs during the period the Manager is providing services to the Company and its Affiliates, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested, subject to Section 9(b) of the Plan.

(e) For purposes of this Agreement, “service” means service provided by the Manager to the Company and its Affiliates pursuant to the terms of the Management Agreement.

3. Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2. As a condition to the receipt of this Restricted Stock Award, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares. No certificates shall be issued for fractional Shares.

4. Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and the Participant shall receive, when paid, any dividends on all of the Restricted Shares granted hereunder as to which the Participant is the record holder on the applicable record date; provided that the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, certificates for the Restricted Shares which shall have vested shall be delivered to the Participant along with the stock powers relating thereto.

5. Legend on Certificates. The certificates representing the vested Restricted Shares delivered to the Participant shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. No Right to Continued Service. The granting of the Restricted Shares evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Manager and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the service of the Manager.

7. Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (other than by the laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

8. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are not subject to any pledge or other security interest and which have been vested and held by the Participant for no less than six months (or such other period as established from time to time by the Committee or United States generally accepted accounting principles)) or by having the Company withhold from the number of Restricted Shares otherwise deliverable to the Participant hereunder Restricted Shares with a Fair Market Value not in excess of the statutory minimum withholding liability.

9. Securities Laws. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the corporate records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

12. Restricted Stock Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Award and the Restricted Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first written above:

By:
Name:
Title: